UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2017

INTEGRATED VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

73 Buck Road, Suite 2, Huntingdon Valley, PA	19006
(Address of principal executive offices)	(Zip Code)

215-613-1111

(Registrant’s telephone number, including area code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Convertible Note issued to Global Opportunity Group, LLC

On December 18, 2017, the Company entered into an Exchange Agreement (the “Exchange Agreement”) between the Company and Global Opportunity Group, LLC (“Global” or the “Holder”), pursuant to which Global exchanged warrants that it held to purchase an aggregate of 803,333 shares of common stock of the Company for a convertible note in the principal amount of $50,000 (the “Note”) issued by the Company. The Note is due December 18, 2018, and interest is payable on the outstanding principal amount of this Note at the annual rate of 5% compounded monthly from the Original Issue Date through the Maturity Date. In the Event of Default under the Note, additional interest will accrue from the Maturity Date or the date of the Event of Default at the rate equal to the lower of 24% per annum or the highest rate permitted by law. The conversion price for the principal and interest in connection with voluntary conversions of the Note by the Holder is 65% multiplied by the Market Price (as defined in the Note).

The Company has the option at any time after the Original Issue Date, of prepaying the outstanding amount owed on this Note, in whole or in part, by paying to the Holder a sum of money in cash equal to one hundred and eighteen percent (118%) of the amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under the Note through the Redemption Payment Date specified in the notice of redemption. At all times up to the Redemption Payment Date, the Holder may convert any portion of the Note. The Company also has the option once every 30 days after the Original Issue Date, of prepaying the outstanding amount owed on the Note in whole or in part, by paying to the Holder a sum of Crypto Currency, as defined in the Note, equal to 118% of the amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under the Note through the date the Optional Crypto Redemption is made. Borrower’s election to exercise its right to prepay in Crypto Currency must be made by depositing in the Holder’s account at Coinbase the Crypto Redemption Amount and simultaneously sending a notice in writing to Holder. Crypto Currency shall mean any digital currency (e.g. bitcoin, ethereum, and litecoin) for which there is an active trading market at www.Coinbase.com.

Under the Note, events of default include a default in payment of any amount due under the Note; a default in the timely issuance of underlying shares upon and in accordance with the terms of the Note; any default of any mortgage, indenture or instrument in the amount of $100,000 or in excess thereof, for money borrowed by the Company: any Bankruptcy Event; a default under any of the Transaction Documents or a default under any other material agreement that would reasonably be expected to have a Material Adverse Effect; failure by the Company to meet the current public information requirements under Rule 144 under the Securities Exchange Act of 1934, as amended; an event resulting in the common stock of the Company no longer being listed or quoted on a Trading Market, or notification from a Trading Market that the Company is not in compliance with the conditions for such continued quotation and such non-compliance continues for 20 days following such notification; and any trading suspension imposed by the SEC.

The Mandatory Default Amount payable means the sum of (a) the greater of (i) the outstanding principal amount of the Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of the Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

THE FOREGOING DESCRIPTIONS OF THE EXCHANGE AGREEMENT AND CONVERTIBLE NOTE DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FORMS OF EXCHANGE AGREEMENT AND CONVERTIBLE NOTE THAT ARE FILED AS EXHIBITS 10.17 AND 10.18, RESPECTIVELY, TO THIS CURRENT REPORT ON FORM 8-K AND ARE INCORPORATED HEREIN BY REFERENCE. DEFINED TERMS USED IN THE DESCRIPTIONS IN THIS CURRENT REPORT SHALL HAVE THE MEANINGS PROVIDED IN THE EXCHANGE AGREEMENT OR CONVERTIBLE NOTE, AS APPLICABLE, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Principal Purchaser	Underwriter	Total Offering Price/ Underwriting Discounts
December 18, 2017	Convertible Promissory Note in the principal amount of $50,000 issued to Global Opportunity Group, LLC	Private Investor	NA	$50,000/NA

(1) The debt or equity issuances by the Company to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

Item 8.01. Other Events.

On December 21, 2017, we announced that we have executed a $1 million Term Sheet (Exhibit 10.16 to this Current Report) with Leviathan Capital Partners, an institutional investor. This funding is the crypto-funder's first transaction which offers the borrower a unique lending structure featuring an option to pay down the principal via digital currency. The intended use of proceeds is as follows:

•	To purchase $600,000 warehouse facility to be used as main mining farm

•	To fund facility build out: shelving/connectivity/vent/heavy power system installation

•	To purchase additional mining rigs and related equipment (mining and sales)

•	To complete blockchain development for Crypto-Funder

•	To re-design corporate website

•	To engage an investor relations firm.

This multi-tranche funding round as our beta test and an initial entry into the financial sector. The Term Sheet is subject to execution of definitive agreements by the parties. Blockchain technology along with all digital currencies are gaining increased market attention and adoption, and this type of crypto funding is a business tool that can assist public companies to secure a minimally dilutive funding, driven by a secured ledger. This lending platform is a prime example of how blockchain-based technologies can be utilized in the financial markets. In addition to the $1 million funding term sheet, the Company has retired all outstanding and highly dilutive warrants as discussed elsewhere in this Current Report, by issuing a $50,000 convertible note with an option to pay down the outstanding principal with digital currency.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.16	Term Sheet, dated December 19, 2017, between the Company and Leviathan Capital Partners.

10.17	Exchange Agreement, dated as of December 18, 2017, between the Company and Global Opportunity Group, LLC.

10.18	Convertible Note issued December 18, 2017 to Global Opportunity Group, LLC.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Ventures, Inc.

Dated: December 28, 2017	By:	/s/ Steve Rubakh
	Name:	Steve Rubakh
	Title:	Chief Executive Officer

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